                                                                    EXHIBIT 23.1


EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the KeraVision, Inc. 1995 Stock Plan and the KeraVision, Inc. 1995 Director Stock Plan, of our report dated February 4, 2000, with respect to the consolidated financial statements and schedule of KeraVision, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

San Jose, California
May 26, 2000